Exhibit 1.07

Calculation of Filing Fee Tables

Form S-8
(Form Type)

GoPro, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	25,000,000(2)	$2.56(3)	$64,000,000	0.00014760	$9,446.40
Equity	Class A Common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	10,500,000(4)	$2.18(5)	$22,890,000	0.00014760	$3,378.56
Total Offering Amounts					$98,080,000		12,824.96
Total Fee Offsets(6)							-
Net Fee Due							$12,824.96

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall cover any additional shares of the Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of GoPro, Inc. (the “Registrant”) that become issuable under the GoPro, Inc. 2024 Equity Incentive Plan (the “EIP”) and the GoPro, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Class A Common Stock.

(2)	Represents 25,000,000 shares of Class A Common Stock issuable under the EIP. As described in the Explanatory Note in this Registration Statement, on June 6, 2023, the stockholders of the Registrant approved the EIP and, in connection therewith, no further awards will be made under the Registrant’s 2014 Equity Incentive Plan.
(3)	Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Class A Common Stock as reported on the Nasdaq Global Select Market on February 8, 2024.
(4)	Represents 10,500,000 shares of Class A Common Stock issuable under the ESPP. As described in the Explanatory Note in this Registration Statement, on June 6, 2023, the stockholders of the Registrant approved the ESPP and, in connection therewith, no further awards will be made under the Registrant’s 2014 Employee Stock Purchase Plan.
(5)	Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Class A Common Stock as reported on the Nasdaq Global Select Market on February 8, 2024, multiplied by 85%, which amount is the percentage of the trading price per share applicable to purchases under the ESPP.
(6)	The Registrant does not have any fee offsets.